Exhibit 99.1

McEWEN MINING ANNOUNCES POSITIVE FEASIBILTY STUDY
FOR EL GALLO PHASE II, MEXICO

TORONTO, ONTARIO - (September 10, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce results of the Feasibility Study for its 100% owned El Gallo Phase II in Sinaloa, Mexico. The Feasibility Study was prepared by M3 Engineering, Independent Mining Consultants and SRK Consulting in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

Highlights of the Feasibility Study
(All amounts in US dollars)

•                  Average annual production of 5.2 million ounces of silver and 6,100 ounces of gold during each of the first 6 years at a cash cost of $9.86 per silver ounce (net of gold by-product and including royalties).

•                  Open-pit mine with conventional crushing and milling (5,000 tonnes per day), using whole ore leaching. Projected overall silver and gold recoveries of 84% and 83%, respectively.

•                  After-tax Net Present Value (NPV) of $118 million at $25 per ounce silver and $1,415 per ounce gold and a 5% discount rate, giving an Internal Rate of Return (IRR) of 26%. Based on spot silver and gold prices ($32 per ounce silver and $1,700 per ounce gold) the after-tax NPV and IRR increases to $248 million and 44%.

•                  Pre-tax Net Present Value (NPV) of $190 million at $25 per ounce silver and $1,415 per ounce gold and a 5% discount rate, giving an Internal Rate of Return (IRR) of 37%. Based on spot silver and gold prices ($32 per ounce silver and $1,700 per ounce gold) the pre-tax NPV and IRR increases to $368 million and 61%.

•                  Estimated initial capital expenditures of $178 million (including a 14.4% contingency). Pre-production mining and sustaining capital total $7 million and $2 million, for total life-of-mine (LoM) capital expenditures of $187 million.

•                  After-tax pay-back period of 2.6 years at $25 per ounce silver and $1,415 per ounce gold, or 1.8 years based on the spot prices ($32 per ounce silver and $1,700 per ounce gold).

•                  Pre-tax pay-back period of 2.0 years at $25 per ounce silver and $1,415 per ounce gold, or 1.4 years based on the spot prices ($32 per ounce silver and $1,700 per ounce gold).

McEwen Mining Inc.	1

“We are pleased that the Phase II FS supports our goal of producing an additional 5 million ounces of silver per year from the El Gallo Complex. Despite seeing capital costs creep up, we feel these can be contained as we source good used equipment (not permitted in the Feasibility Study) like El Gallo Phase I and as we further build our operating team, which would allow us to manage more of the project internally. Over the next 6-9 months we will be looking to convert areas of “inferred” resources into proven and probable reserves in order to further enhance the project,” stated Rob McEwen, Chief Owner.

Financial Analysis

The financial metrics for the project are stated both after-tax and pre-tax. McEwen Mining has included pre-tax metrics for comparability with our peer companies, many of which have published preliminary economic studies on a pre-tax basis. Economic sensitivities at different metals prices and discount rates are calculated as follows:

After Income Tax:	Base Case ($25 Silver/$1,415 Gold)	Spot Case ($32 Silver/$1,700 Gold)
IRR	26%	44%
NPV 0% Discount (millions)	$184	$354
NPV 5% Discount (millions)	$118	$248
NPV 10% Discount (millions)	$73	$174
Avg. Annual Cash Flow (millions)	$56	$82
Payback Period (years)	2.6	1.8

Pre-Income Tax:	Base Case ($25 Silver/$1,415 Gold)	Spot Case ($32 Silver/$1,700 Gold)
IRR	37%	61%
NPV 0% Discount (millions)	$275	$507
NPV 5% Discount (millions)	$190	$368
NPV 10% Discount (millions)	$130	$269
Avg. Annual Cash Flow (millions)	$70	$105
Payback Period (years)	2.0	1.4

Capital

Capital costs for the Feasibility Study (FS) include activities required during the development of the project. Initial capital is estimated at $178 million. Details are shown in the table below. Pre-production mining has been estimated at $7 million. Additional sustaining capital expenses such as the tailings storage expansion bring the total life-of-mine capital required to $187 million. The FS base case assumes that a contract miner will be employed to operate the mining fleet, similar to El Gallo Phase I. Initial capital costs are summarized as follows:

Process	U.S. Dollars (x000)
Site General	$3,867
Primary/Secondary/Tertiary Crushing	$15,686
Intermediate Ore Storage	$3,435
Ball Mill	$12,836
Agitated Leaching & CCD Thickeners	$28,552
Merrill-Crowe	$9,688
Refinery	$4,168
Tailings Thickening/Cyanide Detox/Filtration & Dry Stockpile	$20,195
Water Systems	$4,765
Main Substation & Transmission Line	$8,382
Reagents Tanks	$3,570
Ancillaries/Buildings	$2,632
Equipment & Material Freight	$8,590
Subtotal Direct	$126,365
Indirect Costs
Mobilization & Other Field Construction Indirect Cost	$1,856
EPCM	$19,903
Commissioning/Spares	$2,345
Owner’s Cost	$8,766
Contingency (14.4%)	$18,813
Subtotal Indirect Cost	$51,683
Total Initial Capital	$178,048

Operating Costs

The life of mine annual average operating costs per ore tonne processed are as follows:

	Cost per ore tonne processed	Cost per ounce produced
Mining	$7.40	$2.70
Processing	$21.37	$7.78
Refining	$1.43	$0.52
Royalty	$1.01	$0.37
G&A	$2.16	$0.79
Gold By-Product Credit ($1,415 per ounce)	$(4.63)	$(1.69)
Total Operating Costs	$28.74	$10.47

Mining and Processing

The FS evaluates the use of open-pit mining and conventional crushing and milling at a rate of approximately 5,000 tonnes per day. Processing will consist of three stage crushing and a ball mill, following by agitated leaching and Merrill Crowe to recover the silver and gold to produce dore. Sodium cyanide and lime consumption are expected to be 1.52 kilograms (kg) per tonne and 6.77 kg/tonne for leaching and tailings/detox. Over the mine life, production will total 11.7 million tonnes of ore at 101.3 grams per tonne (gpt) silver and 0.123 gpt gold for total recoverable silver and gold of 32.0 million ounces and 38,000 ounces. The proposed production schedule is as follows:

Year	Ore Tonnes (000’)	Silver Grade (gpt)	Gold Grade (gpt)	Silver Production (000’ oz)	Gold Production (oz)	Strip Ratio (Waste:Ore)
1	1,669	135.1	0.095	6,113	4,030	1.99
2	1,825	113.4	0.248	5,540	11,754	2.65
3	1,825	113.6	0.123	5,562	6,189	2.89
4	1,825	86.0	0.106	4,241	5,271	3.22
5	1,825	94.4	0.099	4,632	4,949	2.53
6	1,825	95.5	0.088	4,749	4,152	1.84
7	925	47.8	0.078	1,182	1,964	2.22
Total	11,719	101.3	0.123	32,019	38,309	2.61

Permitting

Three permits are required before construction: Environmental Impact Statement (MIA, per the abbreviation in Spanish), Land Use Change (ETJ), and Risk Analysis (RA). El Gallo Phase II is in the process of obtaining its environmental permits and the Company expects all of its applications will be submitted during the fourth quarter, 2012. The Company anticipates receiving its permits to begin construction and production during the third quarter, 2013.

Resource Estimate

The NI 43-101 compliant resource estimate used to complete the FS was developed by Pincock, Allen and Holt and McEwen Mining. Details of the updated resource estimate were released on June 5th, 2012 and be viewed by clicking: http://www.mcewenmining.com/Media-Events/News-Releases/News-Releases-Details/2012/McEwen-Mining-Announces-Resource-Update-at-the-EI-Gallo-Complex-in-Mexico1129719/default.aspx

Reserves

The FS establishes reserves under NI 43-101 for El Gallo Phase II. Under NI 43-101 regulations only resources in the measured or indicated category can be included as proven or probable reserves. The reserves estimate is further constrained by the design pits included in the FS, which demonstrate economic and engineering feasibility in the current mining environment. In this case the reserve pit was designed at the three-year trailing average silver and gold price at the time the reserves were established of $25 and $1,300 per ounce, respectively. Investors should note that the gold price used to calculate the base case financials was $1,415 per ounce due to increasing prices between the time the reserves were calculated and the financial model was completed. The silver price used remains unchanged between the reserves calculation and the base case financials at $25 per ounce. The underlying assumptions supporting the reserves estimate are as follows:

Major Assumptions for Reserve Calculation	Units	Values
Silver Price	oz	$25
Gold Price	oz	$1,300
Mining Cost
El Gallo Mining Cost (Ore)	tonne	$1.75
El Gallo Mining Cost (Waste)	tonne	$1.65
Palmarito Mining Cost (Ore)	tonne	$5.50
Palmarito Mining Cost (Waste)	tonne	$1.65
Processing	tonne	$18.50
G&A	tonne	$2.50
Recovery
El Gallo Silver	%	85.0
El Gallo Gold	%	75.0
Palmarito Silver (insitu)%		67.5
Palmarito Gold (insitu)%		87.5
Palmarito Silver (historic stockpile)%		85.0
Palmarito Gold (historic stockpile)%		80.0
Palmarito Silver (historical tailings)%		50.0
Palmarito Gold (historical tailings)%		60.0
Internal Cut-off Grade (Ag Eq)
El Gallo	gpt	32.7
Palmarito (insitu)	gpt	48.3
Palmarito (historic stockpile)	gpt	38.4
Palmarito (historical tailings)	gpt	66.5

The FS reserves estimate is as follows:

Area	Tonnage (000’)	Avg. Silver Grade (gpt)	Avg. Gold Grade (gpt)	Total Silver (000’ oz)	Total Gold (oz)
Proven Reserves
El Gallo	9,063	94.2	0.076	27,449	22,145
Palmarito (insitu)	1,818	122.5	0.350	7,160	20,458
Palmarito (historical stockpile)	157	191.1	0.312	965	1,575
Palmarito (historical tailings)	147	161.2	0.135	762	638
Total Proven Reserves	11,185	101.0	0.125	36,336	44,816

Probable Reserves
El Gallo	465	99.2	0.048	1,483	718
Palmarito (insitu)	11	142.8	0.235	51	83
Palmarito (historical stockpile)	58	163.9	0.260	306	485
Palmarito (historical tailings)
Total Probable Reserves	534	107.2	0.075	1,840	1,286

Total Proven & Probable
El Gallo	9,528	94.4	0.075	28,932	22,863
Palmarito (insitu)	1,829	122.6	0.350	7,211	20,541
Palmarito (historical stockpile)	215	183.8	0.298	1,271	2,060
Palmarito (historical tailings)	147	161.2	0.135	762	638
Total	11,719	101.3	0.123	38,176	46,102

Only the El Gallo and Palmarito deposits were considered in the Phase II FS. Drilling used to define the resources that form the basis of the reserve was completed in April 2012.

During the next 6-9 months the Company will look to upgrade a number of existing resources that are currently classified as Inferred in order to extend the Phase II mine life beyond the initial 7 years. The resource areas that will be initially focused on include Chapotillo, Mina Grande, Haciendita and San Dimas.

Metallurgical Testing

SGS (Durango) performed agitated cyanide leaching tests on the El Gallo and Palmarito ore. The expected average extraction of precious metals and reagent consumption used to establish the process costs are shown below:

Area	Silver Recovery (%)	Gold Recovery (%)
El Gallo (high-grade)	87.6	79.2
El Gallo (low-grade)	86.4	N/A
Palmarito (insitu)	73.6	88.4
Palmarito (historic stockpiles)	88.8	82.4
Palmarito (historic tailings)	54.2	63.9
Final Parameters for FS	84.3%	83.2%
Final Sodium Cyanide (kg/tonne)	1.52
Final Lime (kg/tonne)	6.77

Changes from Preliminary Economic Analysis (PEA)

Since the PEA was published on February 7, 2011, changes that have been made are highlighted below:

1)              El Gallo Phase I (Magistral) was not included in the FS. Phase I is forecasted to produce 30,000 ounces of gold per year and is currently being commissioned.

2)              No Inferred resources were included in the FS as permitted under a PEA.

3)              The tailings storage facility was converted from a “wet” facility to a “dry” facility. This will help reduce the project’s environmental impact.

4)              The silver heap leach pad was eliminated from the FS. Despite this reduction the Company was able to meet its production goal of producing an average of 5 million ounces of silver per year, while reducing operating risk. The material originally scheduled for the heap leach pad will be stockpiled and potentially processed a later date.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules Copper project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of June 30, 2012, McEwen Mining had cash and liquid assets of $38 million.

QUALIFIED PERSON

Technical information related to the FS contained in this news release has been reviewed and approved by William Faust, McEwen Mining’s Chief Operating Officer and a Qualified Person as defined by NI 43-101, with the ability and authority to verify the authenticity and validity of the information in this release. For additional information about the El Gallo Complex see the technical report titled “Resource Estimate for the El Gallo Complex, Sinaloa State Mexico” dated July 18, 2012 and available under the corporation’s profile on SEDAR (www.sedar.com).

The technical report titled “El Gallo Complex Phase II Project, NI 43-101 Technical Report Feasibility Study, Mocorito Municipality, Sinaloa, Mexico” with an effective date of September 10, 2012 has been prepared by M3 Engineering along with a team of associates (the “Phase II Report”). The Phase II Report will be available on SEDAR (www.sedar.com) within 45 days. The authors of the Phase 2 Report, Stan Timler — M3 Engineering, Mike Hester — Independent Mining Consultants (Reserves), Dawn Garcia - SRK Consulting (Environmental), Richard Kehmeier and Brian Hartman - Pincock Allen & Holt (El Gallo Deposit Resource), John Read — McEwen Mining consultant (Palmarito Insitu, Historic Waste Dumps and Historic tailings Resource), all of whom are qualified persons and all of whom but John Read are independent of McEwen Mining, each as defined by NI 43-101, have reviewed and approved the contents and accuracy of this news release as it pertains to the elements of the Phase II Reports that they are each responsible for. Mr. Read is not considered independent of McEwen Mining due his ongoing full-time consulting arrangement with the corporation.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward- looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between the Company and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof including specifically but not limited to the El Gallo Complex, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Perry Ing, CFO or	Mailing Address
Sheena Scotland, Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

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